UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2009

DEVELOCAP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-150613	26-3030202
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Khuong Viet St, Phu Trung Ward, Tan Phu Dist.

Ho Chi Minh City, Vietnam

(Address of principal executive offices) (zip code)

(848) 3975 3070

 (Registrant's telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

1485 E. Feather Nest Drive

Eagle, ID 83616

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

As previously reported in a Form 8-K filed with the Securities and Exchange Commission on April 1, 2009, on March 31, 2009, Develocap, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Original Share Exchange Agreement”) with certain of its shareholders, Trai Thien Sea Transport Investment and Development Joint Stock Company (“Trai Thien”), and the shareholders of Trai Thien (the “Trai Thien Shareholders”).

Pursuant to the Original Share Exchange Agreement, the Company agreed to issue to the Trai Thien Shareholders an aggregate of 23,400,000 shares of the Company’s common stock (the “Acquisition Shares”) in exchange for all of the issued and outstanding capital stock of Trai Thien. Upon execution of the Original Share Exchange Agreement, its closing was subject to the fulfillment of certain conditions including, but not limited to, the receipt of all requisite consents, waivers and approvals by the Company and Trai Thien.

On July 31, 2009, the Company entered into Amendment No. 1 (the “Amendment”) to the Share Exchange Agreement, with Trai Thien and the Trai Thien Shareholders (because shareholders of the Company had inadvertently been included as parties to the Original Share Exchange Agreement, they were not parties to the Amendment and were removed as parties to the Share Exchange Agreement).

On July 31, 2009 (the “Closing Date”), pursuant to and upon the initial closing (the “Initial Closing”) of the Original Share Exchange Agreement, as amended by the Amendment (as so amended, the “Share Exchange Agreement”), the Company issued 7,497,000 of the Acquisition Shares to the Trai Thien Shareholders, and 49% of the outstanding capital of Trai Thien was transferred from the Trai Thien Shareholders to the Company (the “Initial Acquisition”). In addition, on the Closing Date, the remaining 15,903,000 Acquisition Shares, and the remaining 51% of the outstanding capital of Trai Thien, were placed into an escrow account established pursuant to an escrow agreement entered into in connection with the Share Exchange Agreement (discussed below). Pursuant to the Share Exchange Agreement, following the Closing Date, the Company shall have the right to acquire the remaining 51% of the outstanding capital of Trai Thien (the “Subsequent Acquisition”), subject to and in accordance with applicable Vietnamese laws and regulations, in exchange for the remaining 15,903,000 Acquisition Shares. The closing of the Subsequent Acquisition is subject to the fulfillment of certain conditions including, but not limited to, the receipt of all requisite consents, waivers and approvals by the Company and Trai Thien.

In connection with the Share Exchange Agreement, on July 31, 2009, the Company entered into an escrow agreement (the “Escrow Agreement”) with Trai Thien, the Trai Thien Shareholders, and Sichenzia Ross Friedman Ference LLP, as escrow agent. Pursuant to the Escrow Agreement, the Company placed 15,903,000 Acquisition Shares (the “Escrow Shares”) into an escrow account, and the Trai Thien shareholders placed 51% of the outstanding capital of Trai Thien into such escrow account, pending the approval and registration of the Subsequent Acquisition in accordance with applicable Vietnamese laws and regulations. Upon the Subsequent Closing, the Escrow Shares will be released to the Trai Thien Shareholders, and 51% of the outstanding capital of Trai Thien will be released to the Company. If the Subsequent Closing has not been completed by December 31, 2012, any Escrow Shares or outstanding shares of Trai Thien held in the escrow account shall be returned to the Company and the Trai Thien Shareholders, respectively, unless otherwise agreed by the parties.

In connection with the Share Exchange Agreement, on July 31, 2009, the Company entered into a management services agreement (the “Management Services Agreement”) with Trai Thien. Pursuant to the Management Services Agreement, the Company agreed to provide certain management and advisory services to Trai Thien. The services provided under the Management Services Agreement shall include, but not be limited to: determining strategies and development plans; deciding investment plans; approval of contracts, nominating, appointing and dismissing the officers and management of Trai Thien; and supervising the officers and management of Trai Thien. In consideration for the services provided under the Management Services Agreement, Trai Thien shall pay the Company a fee equal to 51% of Trai Thien’s net income after taxes (the “Management Fee”). The Management Fee shall be payable to the Company within 45 days after the end of each calendar quarter. The Management Services Agreement has a term of 3 years, however, it shall automatically terminate upon the Company’s acquisition of the remaining 51% interest in Trai Thien.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The shares issued pursuant to Regulation S were issued in an “offshore transaction” as defined in, and pursuant to, Rule 902 under the Securities Act on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

In connection with the Initial Closing of the Share Exchange Agreement, in addition to the foregoing:

(i) Effective on the Closing Date, Nguyen Quoc Khonh was appointed as Chairman of the Board of Directors and Lori Laney resigned as the sole officer of the Company and the following executive officers of Trai Thien were appointed executive officers of the Company:

Name	Title
Haley Manchester	Chief Executive Officer
Nguyen Van Thong	Chief Financial Officer

Lori Laney will also resign as a director of the Company, upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the directors of Trai Thien, consisting of Nguyen Quoc Khanh, Nguyen Thuy The Ha, Nguyen Van Thong, and Haley Manchester will become the directors of the Company, effective upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii) The Company intends to changes its name to Trai Thien Holdings, Inc., or a similar derivation, as soon as practicable.

Item 2.01

Completion of Acquisition or Disposition of Assets

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1.

Description of Business

Effective on the Closing Date, pursuant to the Share Exchange Agreement and Management Service Agreement, Trai Thien became a subsidiary of the Company. The Initial Acquisition is treated as a reverse acquisition, and the business of Trai Thien became the business of the Company. At the time of the reverse acquisition, Develocap was not engaged in any active business.

References in this report to, “we,” “us,” “our” and similar words refer to the Company and its subsidiary, Trai Thien, unless the context indicates otherwise, and, prior to the effectiveness of the reverse acquisition, these terms refer to Trai Thien. References to “Develocap” relate to the Company prior to the reverse acquisition.

Summary

Trai Thien is a joint stock Vietnamese company formed on June 11, 2007. Develocap is a Nevada corporation formed on January 23, 2004.

We are a Vietnam-based sea cargo company specializing in transport within Southeast Asia. Currently, we rent four cargo ships with average cargo capacity of 3,348 Deadweight tonnage (or DWT) each. Aggregate capacity for all four ships totals 13,391 dead weight tonnage (or DWT). Most of our business is within Southeast Asia and southern China, due to the capacity of our ships. Subject to obtaining needed financing, we plan on aggressively acquiring additional vessels to meet demand from current customers as well as to expand the geographic regions that we service, including North and South America, Europe and Australia.

Our executive offices are located at 253 Khuong Viet St, Phu Trung Ward, Tan Phu Dist., Ho Chi Minh City, Vietnam. Our website is located at www.traithien.com, and our telephone number is (848) 5406 7624.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to our Business

We will need significant additional capital, which we may be unable to obtain.

Our financing requirements for our planned expansion will be significant. In the event that such financing is not procured, we may be forced to curtail our growth plans. There can be no assurance that such financing would be available when needed or that it would be available on acceptable terms.

Furthermore, the issuance by the Company of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock. Debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If our strategy is unsuccessful, it will not be profitable and our shareholders could lose their investments.

There is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits from the business we pursue, which may cause the value of the Company to decrease, thereby potentially causing our stockholders to lose their investments.

We may not be able to grow or to effectively manage our growth.

A principal focus of our strategy is to continue to grow by taking advantage of changing market conditions, which may include expanding our business in Southeast Asia, the primary geographic area and market where we operate, by expanding into other regions, and by increasing the number of vessels in our fleet.

Our future growth will depend upon a number of factors, some of which we cannot control. These factors include our ability to:

•

identify businesses engaged in managing, operating or owning vessels for acquisitions or joint ventures;

•

identify vessels and/or shipping companies for acquisitions;

•

integrate any acquired businesses or vessels successfully with our existing operations;

•

hire, train and retain qualified personnel to manage and operate our growing business and fleet;

•

identify additional new markets outside of Southeast Asia;

•

improve our operating and financial systems and controls; and

•

obtain required financing for our existing and new operations.

Our ability to grow is in part dependent on our ability to expand our fleet through acquisitions of suitable vessels. We may not be able to acquire vessels on favorable terms, which could impede our growth and negatively impact our financial condition. We may not be able to negotiate acceptable construction or purchase contracts with shipyards and owners, or obtain financing for such acquisitions on economically acceptable terms, or at all.

The failure to effectively identify, purchase, develop and integrate any vessels or businesses could adversely affect our business, financial condition and results of operations.

Disruptions in world financial markets and the resulting governmental action in the United States and in other parts of the world could have a material adverse impact on our results of operations, financial condition and cash flows.

The United States and other parts of the world are exhibiting deteriorating economic trends and have been in a recession. For example, the credit markets in the United States have experienced significant contraction, deleveraging and reduced liquidity, and the United States federal government and state governments have implemented and are considering a broad variety of governmental action and/or new regulation of the financial markets. Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The Securities and Exchange Commission, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws.

Recently, a number of financial institutions have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings or are in regulatory enforcement actions. The uncertainty surrounding the future of the credit markets in the United States and the rest of the world has resulted in reduced access to credit worldwide.

We face risks attendant to changes in economic environments, changes in interest rates, and instability in the banking and securities markets around the world, among other factors. Major market disruptions and the current adverse changes in market conditions and regulatory climate in the United States and worldwide may adversely affect our business or impair our ability to borrow amounts under any future financial arrangements. We cannot predict how long the current market conditions will last. However, these recent and developing economic and governmental factors may have a material adverse effect on our results of operations, financial condition or cash flows.

Acts of piracy on ocean-going vessels have recently increased in frequency, which could adversely affect our business.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea and in the Gulf of Aden off the coast of Somalia. Throughout 2008 the frequency of piracy incidents has increased significantly, particularly in the Gulf of Aden off the coast of Somalia. For example, in April 2009, the Maersk Alabama, a cargo vessel not affiliated with us, was captured by pirates off the coast of Somalia and was released following military action by the U.S. Navy. In November 2008, the Sirius Star, a tanker vessel not affiliated with us, was also captured by pirates in the Indian Ocean while carrying crude oil estimated to be worth $100 million, and was released in January 2009 upon a ransom payment of $3 million. If these piracy attacks result in regions in which our vessels are deployed being characterized as "war risk" zones by insurers, as the Gulf of Aden temporarily was in May 2008, or Joint War Committee (JWC) "war and strikes" listed areas, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew costs, including due to employing onboard security guards, could increase in such circumstances. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, any detention hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability, of insurance for our vessels, could have a material adverse impact on our business, financial condition, results of operations and ability to reinstate the payment of dividends.

Fuel prices may adversely affect profits.

Our operating costs are directly tied to fuel prices. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

We are subject to international safety regulations and the failure to comply with these regulations may subject us to increased liability, may adversely affect our insurance coverage and may result in a denial of access to, or detention in, certain ports.

The operation of our vessels is affected by the requirements set forth in the IMO International Management Code for the Safe Operation of Ships and Pollution Prevention, or ISM Code. The ISM Code requires shipowners, ship managers and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject it to increased liability, may invalidate existing insurance or decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports. As of the date of this report, each of our vessels is ISM code-certified.

Our vessels may suffer damage due to the inherent operational risks of the seaborne transportation industry and we may experience unexpected drydocking costs, which may adversely affect our business and financial condition.

Our vessels and their cargoes will be at risk of being damaged or lost because of events such as marine disasters, bad weather, business interruptions caused by mechanical failures, grounding, fire, explosions and collisions, human error, war, terrorism, piracy and other circumstances or events. These hazards may result in death or injury to persons, loss of revenues or property, environmental damage, higher insurance rates, damage to our customer relationships, delay or rerouting. If our vessels suffer damage, they may need to be repaired at a drydocking facility. The costs of drydock repairs are unpredictable and may be substantial. We may have to pay drydocking costs that our insurance does not cover in full. The loss of earnings while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings. In addition, space at drydocking facilities is sometimes limited and not all drydocking facilities are conveniently located. We may be unable to find space at a suitable drydocking facility or our vessels may be forced to travel to a drydocking facility that is not conveniently located to our vessels' positions. The loss of earnings while these vessels are forced to wait for space or to steam to more distant drydocking facilities would decrease our earnings.

Delays or defaults by the shipyards in the construction of any new vessels that we may order could increase our expenses and diminish our net income and cash flows.

Our business strategy may include additional growth through constructing new vessels. Any such projects would be subject to the risk of delay or defaults by shipyards caused by, among other things, unforeseen quality or engineering problems, work stoppages, weather interference, unanticipated cost increases, delays in receipt of necessary equipment, and inability to obtain the requisite permits or approvals. In accordance with industry practice, in the event any such shipyards are unable or unwilling to deliver the vessels ordered, we may not have substantial remedies. Failure to construct or deliver vessels by the shipyards or any significant delays could increase our expenses and diminish our net income and cash flows.

An increase in costs could materially and adversely affect our financial performance.

Our vessel operating expenses are comprised of a variety of costs including crew costs, provisions, deck and engine stores, lubricating oil and insurance, many of which are beyond our control and affect the entire shipping industry. Also, costs such as insurance and security are still increasing. If costs continue to rise, that could materially and adversely affect our cash flows and profitability.

We may face unexpected repair costs for our vessels.

Repair and maintenance costs are difficult to predict with certainty and may be substantial. Large repair expenses could decrease our cash flow and profitability and reduce our liquidity.

We plan to operate our vessels internationally and, as a result, our vessels will be exposed to international risks that could reduce revenue or increase expenses.

The international shipping industry is an inherently risky business involving global operations. Our vessels are at risk of damage or loss because of events such as mechanical failure, collision, human error, war, terrorism, piracy, cargo loss and bad weather. In addition, changing economic, regulatory and political conditions in some countries, including political and military conflicts, have from time to time resulted in attacks on vessels, mining of waterways, piracy, terrorism, labor strikes and boycotts. These sorts of events could interfere with shipping routes and result in market disruptions that may reduce our revenue or increase our expenses.

Terrorist attacks and international hostilities can affect the seaborne transportation industry, which could adversely affect our business.

We conduct our operations outside of the United States, and our business, results of operations, cash flows and financial condition may be adversely affected by changing economic, political and government conditions in the countries and regions where our vessels are or will be employed or registered. Moreover, we operate in a sector of the economy that is likely to be adversely impacted by the effects of political instability, terrorist or other attacks, war or international hostilities. Terrorist attacks such as the attacks on the United States on September 11, 2001, in London on July 7, 2005 and in Mumbai on November 26, 2008 and the continuing response of the United States and others to these attacks, as well as the threat of future terrorist attacks in the United States or elsewhere, continue to cause uncertainty in the world financial markets and may affect our business, operating results and financial condition. The continuing presence of United States and other armed forces in Iraq and Afghanistan may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea and the Gulf of Aden off the coast of Somalia. Any of these occurrences could have a material adverse impact on our operating results, revenues and costs.

Terrorist attacks on vessels, such as the October 2002 attack on the M.V. Limburg, a very large crude carrier not related to us, may in the future also negatively affect our operations and financial condition and directly impact our vessels or our customers. Future terrorist attacks could result in increased volatility and turmoil in the financial markets in the United States and globally. Any of these occurrences could have a material adverse impact on our revenues and costs.

We depend on our key personnel and may have difficulty attracting and retaining them.

We rely significantly on the performance and continued service of our senior management and other key personnel for our success. The loss of the services of any of our senior management or other key personnel or our inability to successfully attract and retain qualified personnel, including ships’ officers, in the future could have a material adverse effect on our business, financial condition and operating results.

We may be unable to attract and retain qualified, skilled employees or crew necessary to operate our business.

Our success depends in large part on our ability to attract and retain highly skilled and qualified personnel. In crewing our vessels, we require technically skilled employees with specialized training who can perform physically demanding work. Competition to attract and retain qualified crew members is intense. We expect crew costs to increase in 2009. If we are not able to increase our rates to compensate for any crew cost increases, our financial condition and results of operations may be adversely affected. Any inability we experience in the future to hire, train and retain a sufficient number of qualified employees could impair our ability to manage, maintain and grow our business.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.

International shipping is subject to various security and customs inspections and related procedures in countries of origin and destination. Inspection procedures can result in the seizure of contents of our vessels, delays in the loading, offloading or delivery and the levying of customs, duties, fines and other penalties against us.

It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Furthermore, changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo impractical. Any such changes or developments may have a material adverse effect on our business, financial condition, and results of operations.

Our vessels may be requisitioned by governments without adequate compensation.

A government could requisition for title or seize our vessels. In the case of a requisition for title, a government takes control of a vessel and becomes its owner. Also, a government could requisition our vessels for hire. Under requisition for hire, a government takes control of a vessel and effectively becomes its charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. The amount and timing of payment that we, as owner, would be entitled to compensation in the event of a requisition is uncertain.

Arrests of our vessels by maritime claimants could cause a significant loss of earnings for the related off-hire period.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lienholder may enforce its lien by “arresting” or “attaching” a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could result in a significant loss of earnings for the related off-hire period.

In addition, in jurisdictions where the “sister ship” theory of liability applies, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. In countries with “sister ship” liability laws, claims might be asserted against us, any of our subsidiaries or our vessels for liabilities of other vessels that we own.

Risks Related to Doing Business in Vietnam

Any adverse change to the economy or business environment in Vietnam could significantly affect our operations, which would lead to lower revenues and reduced profitability.

Our operations are concentrated in Vietnam. Because of this concentration in a specific geographic location, we are susceptible to fluctuations in our business caused by adverse economic or other conditions in this region, including natural or other disasters. A stagnant or depressed economy in Vietnam generally, or in any of the other markets that we service, could adversely affect our business, results of operations and financial condition.

Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in Vietnam. Over the past several years, the government of Vietnam has pursued economic reform policies. Changes in policies, laws and regulations or in their interpretations or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop.

A downturn in the economy of Vietnam may slow our growth and profitability.

The growth of the Vietnamese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Vietnamese economy will be steady or that any downturn will not have a negative effect on our business.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

All of our revenues and most of our expenses are denominated in the Vietnamese Dong. If revenues denominated in the Vietnamese Dong increase or expenses denominated in Vietnamese Dong decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of the Company’s ordinary shares.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Vietnam.

Substantially all of our assets will be located in Vietnam and the majority of our officers and present directors reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, management has been advised that Vietnam does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Vietnam would permit effective enforcement of criminal penalties of the Federal securities laws.

Risks Related to the Company’s Common Stock

There Is No Trading Market For Our Common Stock.

There is no market for our common stock and there may never be a market for our common stock. In the absence of an active trading market, stockholders may have difficulty buying and selling or obtaining market quotations; the market visibility for our stock may be limited, and the lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The Company’s common stock will be subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the Company’s common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for the Company’s common stock and could limit an investor’s ability to sell the Company’s common stock in the secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The Company has not paid dividends in the past and does not expect to pay dividends for the foreseeable future. Any return on investment may be limited to the value of the Company’s common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

BUSINESS

We are a Vietnam-based sea cargo company, formed in June 2007, specializing in transport within Southeast Asia. Currently, we rent four cargo ships with average cargo capacity of 3,348 dead weight tonnage (or DWT) each. Aggregate capacity for all four ships totals 13,391 DWT. Most of our business is within Southeast Asia and southern China, due to the capacity of our ships.

We have contracted to rent six additional new ships with larger capacities of 6,676 DWT in average. We expect four out of these six ships to be launched by the fourth quarter of 2009, and the remaining two ships to operate in the first quarter of 2010. We have also made deposits on six new cargo ships in order to expand the distance of our shipping and to meet the demand from our clients. The six new vessels will each have an average capacity of 7,600 DWT. We expect delivery of the first four ships in the second half of 2010. The remaining two vessels are expected in the first half of 2011.

Subject to obtaining needed financing, we plan on aggressively acquiring additional vessels to meet demand from current customers as well as to expand the geographic regions that we service, including North and South America, Europe and Australia. Our ten-year strategy is to build a fleet of twenty ocean-going cargo ships, compliant to all international standards, with average load capacity between 3,000-5,000 DWT each. We plan on further expansion through the future development of a seaport in Vietnam that contains high-profit ancillary services such as a fuel depot, logistics outsourcing and warehousing.

We anticipate that the six new cargo ships for which we have made deposits will allow us to begin shipping to Europe, Australia and North America, which will greatly expand our revenue potential. We expect to have a total cargo capacity of over 40,000 DWT by the end of 2010 and over 55,000 DWT by the end of 2011. With the bulk of our cargo ships being new and reliable, we believe we can further distance ourselves from potential locally-owned competitors, and make us better able to compete with internationally-owned companies that currently compete in Vietnam.

We are currently licensed in Vietnam for the following business activities: new ship building, inland waterway and seaway transport trading (expect waste reprocessing, mechanical processing, sealing, waxing and electroplating, glass/ceramic production and wood production); shipping agency and maritime transport; maritime equipment leasing; shipyard exploitation; transport agency; maritime brokerage; taxi passenger carrier by vehicle, waterway or seaway; real estate; and industrial, civil and inhabitant infrastructure building and investment. We have opened a U.S. operations office in California, to begin laying the groundwork for the expansion of our cargo services in the U.S. as well as to begin the foundations of a potential land cargo transportation business in America.

Established in June 2007, we earned revenues of $1,083,674 and net income of $39,661 from inception to December 31, 2007. For the year ended December 31, 2008, we earned revenues of $3,816,461 and net income of $265,313. For the three months ended March 31, 2009 we earned revenues of $1,849,130 and net income of $35,298.

Sea Transport Industry

Sea transport remains the largest carrier of freight in the world [TargerStudy 2009, http://courses.targetstudy.com/civil-aviation-and-merchant-navy/].While slower than air transport, modern sea transport is a highly effective method of moving large quantities of non-perishable goods. Transport by water is significantly less costly than transport by air for trans-continental shipping.

Sea Transport Industry Trends

Total global container ship trade has increased 75 percent over the past 10 years; advances in container stacking technologies, larger container ship capacity and increased demand for consumer goods have led to the increase [Hoover's, Inc. 2008, http://industries.hoovers.com/transportation-services/marine-shipping/deep-sea-shipping/industry_trends].

Shift Toward Flags of Convenience

Around 60 percent of the worldwide sea fleet now flies under a flag of convenience (FOC), up from 55 percent in the mid-1990s and 25 percent in the 1970s [Hoover's, Inc. 2008, http://industries.hoovers.com/transportation-services/marine-shipping/deep-sea-shipping/industry_trends]. Labor advocacy groups and unions continue to fight the trend toward registering under a flag of convenience and some US legislators are concerned that foreign registration may lead to security lapses.

Aging Officers

The worldwide sea shipping industry is experiencing an ongoing shortage of qualified officers. The International Shipping Federation (ISF) places the hiring shortfall at 16,000 officers. Experienced officers are rapidly approaching retirement: 40 percent of officers from developed countries are older than 50, with most in senior positions such as masters or chief engineers. Increased training can improve the staffing shortfall; however, an estimated 30 percent of officers fail to complete training [Hoover's, Inc. 2008, http://industries.hoovers.com/transportation-services/marine-shipping/deep-sea-shipping/industry_trends].

Continued Surplus of Entry-Level Seafarers:

The global sea shipping industry employs over 800,000 "rates" (low-wage seafarers), which the ISF estimates is a surplus of over 200,000 rates.

Vietnam’s Sea Transport Industry

Sea transport is a vital and intrinsic part of Vietnam’s economy, with over eighty percent of the country’s imports and exports being shipped by sea, according to Vietnamnet. Vietnam’s merchant fleet only handles about twenty percent of the country’s import/export trade, though, due to the high age and lackluster quality of the overall domestic fleet. We seek to capture a large portion of that market by offering new, modern ships that are Vietnamese-owned. Despite Vietnam’s general economic slowdown, in the first half of 2008, the shipping sector grew 216% as compared to the same period 2007, with Vietnamese vessels carrying 141.35 million tons of cargo, according to Viet Dragon Securities. This total for the first six months of 2008 eclipsed the total for all of Vietnam’s sea cargo shipping industry in 2007. The aggregate maritime shipping into and out of Vietnam averages a growth rate of ten percent per year, according to the government’s national Transportation Strategy Institute.

According to the Vietnamese government’s marine strategy for the country through the year 2020 as well as the Marine Economic Development Plan proposed by Resolution of the Tenth Executive Committee of the Party, the maritime industry will play a very critical role in the nation’s future growth. The Vietnamese government has stated that the marine industry is expected to contribute 53-55 percent of GDP, in which maritime transport development shall be given special importance. From now through 2020, Vietnam’s government has mandated that development of the Vietnamese merchant fleet will be given highest priority through tax incentives and additional government promotion.

Foreign direct investment into Vietnam in 2008 reached record levels of US$60.3 billion, increasing 197 percent in comparison to fiscal 2007. Total turnover of imported/exported goods also increased dramatically year-over-year from 2007 to 2008. 2008 export turnover was US$62.9 billion, an increase of 29.5 percent over 2007. Import turnover in 2008 was US$80.4 billion, an increase of 28.3 percent over 2007 [General Statistics Office of Vietnam, 2008, http://www.gso.gov.vn/default_en.aspx?tabid=501&thangtk=12/2008]. Factors such as these have made Vietnam’s maritime shipping industry develop at a much faster rate and have made the industry a focal point for national growth.

Much of the import and export of Vietnam via sea transport is carried on by foreign-owned companies, however. This is due to the fact that most Vietnamese cargo shipping companies do not have the ability to ship long distances, do not have the proper licenses to enter certain critical international ports and do not meet the environmental standards to enter many global ports. We are seeking to be among the first domestic Vietnamese sea cargo company to have deep sea vessels that meet international shipping and environmental standards. We plan on having vessels capable of generating high profits by shipping within Asia as well as to distant profitable ports in Europe and the United States. We believe that domestic Vietnamese client companies will strongly favor a shipping provider with domestic Vietnamese origins.

Three Year Expansion Plan

Trai Thien currently rents and operates four cargo ships with average cargo capacity of 3,348 DWT. Aggregate capacity for all four ships totals 13,391 DWT. We have contracted to rent six additional new ships with larger capacities of 6,676 DWT on average. We expect four out of these six ships to be launched by the fourth quarter of 2009 and the remaining two ships to operate in the first quarter of 2010. In addition, we have made deposits for building six new cargo ships which will each have an average capacity of 7,600 DWT. We expect delivery of the first four ships in the second half of 2010. The remaining two vessels are expected in the first half of 2011. With our expansion plan, Trai Thien’s total capacity is expected to signficantly increase to about 40,000 DWT by the end of 2009. By the end of 2010, we expect total capacity to exceed 80,000 DWT before reaching 100,000 DWT by the end of 2011.

Since our formation in June 2007, our business operation has been mainly based on four ships. We currently do not have the capacity to meet the demand for our services. Accordingly, we believe that by increasing the number and capacity of our ships, we can generate significantly more revenues.

Taxes and Other Fees

We enjoy significant tax relief due to the Vietnamese government’s desire to boost the country’s domestic maritime cargo industry. Pursuant to Dispatch #6457/BTC-CST issued June, 5th, 2008 by Vietnam’s Ministry of Finance, we will have a reduced income tax rate of only twenty percent for our first decade of operations. We will also have duty-free status for the first two years after we make an annualized operational profit. There is also a reduction in our overall tax rate of fifty percent over the next three years. These factors should assist us as we build our base of new vessels to compete with foreign-owned competitors.

Trai Thien’s Types of Sea Cargo Vessels

We currently maintain several geared handysize bulk carriers for our sea cargo vessels. A bulk carrier, bulk freighter, or bulker is a merchant ship specially designed to transport unpackaged bulk cargo, such as grains, coal, ore, and cement in its cargo holds. Today's bulkers are designed to maximize capacity, dependability, safety and efficiency.

A bulker is any ship that carries dry unpackaged goods. Multipurpose cargo ships can carry bulk cargo, but can also carry other cargoes and are not specifically designed for bulk carriage. The term "dry bulk carrier" is used to distinguish bulkers from bulk liquid carriers such as oil, chemical, or liquefied petroleum gas carriers. Very small bulkers are almost indistinguishable from general cargo ships, and they are often classified based more on the ship's use than its design.

Today, bulkers make up forty percent of the world's merchant fleets and range in size from single-hold mini-bulkers to mammoth ore ships able to carry 365,000 metric tons of deadweight (DWT). A number of specialized designs exist: some can unload their own cargo, some depend on port facilities for unloading, and some even package the cargo as it is loaded. Over half of all bulkers have Greek, Japanese, or Chinese owners and more than a quarter are registered in Panama. Japan is the largest single builder of bulkers, and 82 percent of these ships are built in Asia.

[Quantum Operations and Logistics, http://www.quantumoperationsandlogistics.com/ships.htm].

A bulk carrier's crew participates in the loading and unloading of cargo, navigating the ship and keeping its machinery and equipment properly maintained. Loading and unloading the cargo is difficult, dangerous, and can take up to 120 hours on larger ships. Crews can range in size from three people on the smallest ships to over 30 on the largest.

Bulkers are segregated into six major size categories: small, handysize, handymax, panamax, capsize and very large. Very large bulk and ore carriers fall into the capesize category but are often considered separately. Our ships are all handysize (10,000 to 35,000 DWT). 34 percent of worldwide bulk cargo ships are handysize [AsianMariner 2008, http://www.aseanmariner.com/bulk%20carrier%20ship.html].

Geared bulk carriers feature a series of holds (from five for a 35,000 ton vessel to nine for a 250,000 ton vessel) covered by prominent hatch covers. They have cranes or derricks which allow them to discharge cargo in ports without shore-based equipment. This gives geared bulkers flexibility in the cargoes they can carry and the routes they can travel. Our current sea cargo ships are geared handysize bulk carriers.

Trai Thien’s Ships on Order

We currently have six ships on order through Hai Ha Highway and Water Transportation Ltd (“Hai Ha”) and Dai Duong Ocean Transportation Joint Stock Company (“Dai Duong”).

• Type of vessels:

Oil/fuel FO + DO as well as dry-bulk cargo ship

• Dead weigh/capacity:

7,600 tons per ship

• Number of vessel:

6 ships

• Ship standard:

no limit

• Maximum length:

104.30/97.00 m

• Maximum width:

17.60 m

• Height:

9.30 m

• Sunk ship design:

7.10 m

• Main machine (China-made):

X 8320 ZCHB

• Capacity of principal machine:

3,600/3,960 HP

• Cranes:

Includes 25 ton x 18m and 15 tons x 18m specifications

• Suitable design :

Body of a ship : *VRH : Engine of ship : *VRM

• Crew:

22

Estimated completion day	Ship-builder	Ship (Unit)	Total investment (billion VND)
6/2010	Dai Duong	01	195
9/2010	Dai Duong	01	195
12/2010	Hai Ha	01	195
12/2010	Dai Duong	01	195
3/2011	Dai Duong	01	195
6/2011	Hai Ha	01	195
	Total	06	1,170

Suppliers

We use Hai Ha Transportation Ltd. Company (Thai Binh province), PETEC Coffee JSC (Ho Chi Minh City) and Anh Duong Ltd. Company (Ho Chi Minh City) as suppliers of fuel and materials for our inland and sea cargo services. In addition to our employees, we have contracts with Van Xuan Sea Transportation JSC to supply well-experienced seamen well-versed in both Vietnamese Maritime Law and International Maritime Law. We also partner with Binh Minh International Maritime transport JSC (Hai Phong province) as well as other domestic and foreign companies to provide cargo supplier services.

We also offer services related to landing/weighing anchor at domestic and foreign port, including port authority, pilot, customs procedures, etc. Since we have an exceptionally strong relationship with local shipping agents (most of our competitors are foreign-owned), our customers often enjoy significant savings in time and money through efficiencies in coming in and out of ports as well as loading and unloading cargo.

Employees

We employ 52 people subdivided into three groups that work with directly with the operations of our three current vessels. The captain, mate, chief mechanic, vice-chief mechanic and seaman manager of each of our ships each have at least five years of experience in their respective fields. The naval officers of each ship must have the experience of being a ship manager for at least ten years.

We also employ 45 logistical workers, including managers and deputy managers within specialized departments. Most have graduated from colleges or junior colleges with at least three years of direct experience in their respective fields.

Competition

We believe that Trai Thien’s competition comes mainly from domestic sources, who have the same advantages and experience backgrounds as Trai Thien. As domestic sea-transport service providers, both Trai Thien and its competitors bear the privileges from Ministry of Finance, tax advantages for the first 10-15 years of operations and no risk from forex losses since all contracts are made in VND. Some companies (see the list below) are in direct rivalry to us with the bulk carrier services and net capacity from 3,500-5,000 DWT. However, we are very confident to achieve success in the Vietnamese sea transport market thanks to our strengths in strategic and operational management:

We believe that we have certain advantages over our current competitors, including:

•

Trai Thien does not charge customers exorbitant additional surcharges so the net charge to clients is more inexpensive to customers. The base shipping price charged by most shippers in the Vietnam market is the international rate. In addition, we can offer large discounts while maintaining significant profits due to factors such as a lower labor cost and exclusive “favored” relationships with port service providers.

•

Due to management’s strategy of diversifying the type of cargo it carries, our revenue stream has not been cyclical to date – revenues have been generally consistent throughout the fiscal year. This is a very good sign while in the current global economic situation many Vietnamese sea transport providers suffer from the worldwide economic downturn as well as harsh international competition (VNEconomy 2009).Port employees give Trai Thien’s ships preferential treatment in terms of more efficient unloading times, etc.

•

The used sea cargo ships that Trai Thien plans on purchasing from Japan and Korea will have the added benefit of having existing licenses to operate in certain global and regional ports. Trai Thien’s competitors may not necessarily have licenses to operate in these additional ports. The Company will also garner benefit from these existing licenses since the new vessels which Trai Thien is seeking to purchase will have to apply for port licenses, which will take several months to acquire.

•

Trai Thien management strongly believes that the used sea cargo ships noted above can be sold at a later time for a profit, making them appreciating assets.

•

The Center for Vietnam Trademark Office named Trai Thien as one of Vietnam’s Top 500 Prestigious Trademarks in 2007.

•

Trai Thien was also awarded the Gold Cup for Quality and WTO Integration by the same national government trademark office.

List of main companies that compete with the same DWT-sized vessels as Trai Thien

SRN	COMPANY NAME
1	CONG TY TNHH-VTB SON VINH CHUNG
2	CONG TY CP-VTB GIA HAI
3	CONG TY TNHH MTV VAN TAI BIEN HOANG ANH
4	CONG TY CP DV VTB THAI BINH DUONG
5	CONG TY TNHH VAN TAI BIEN DAI PHAT

Trademarks, Registrations and Copyrights

Trai Thien is currently used as the trademark for the Company and its services. The trademark is registered under #183/07-WTO-THV and certified by the Center for Viet Trademark Research Application and Development on September 9th, 2007.

Marketing

Though the Company is relatively new in its marketplace, we do not forecast a strong need to commit a high percentage of revenues to marketing efforts since our current ships are booked to capacity. We also forecast a minimal need for marketing in the near future with our new ships since those ships are also expected to be booked to capacity. Any marketing would be to be to establish name brand recognition in the industry.

Item 2

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•

Our ability to raise capital when needed and on acceptable terms and conditions;

•

The intensity of competition; and

•

General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operations

We are a Vietnam-based sea cargo company, formed in June 2007, specializing in transport within Southeast Asia. Currently, we rent four cargo ships with average cargo capacity of 3,348 dead weight tonnage (or DWT) each. Aggregate capacity for all four ships totals 13,391 DWT. Most of our business is within Southeast Asia and southern China, due to the capacity of our ships.

We have made deposits on six new cargo ships in order to expand the distance of our shipping and to meet the demand of our clients. The six new vessels will each have an average capacity of 7,600 DWT. We expect delivery of the first four ships in the second half of 2010. The remaining two vessels are expected in the first half of 2011.

Subject to obtaining needed financing, we plan on aggressively acquiring additional vessels to meet demand from current customers as well as to expand the geographic regions that we service, including North and South America, Europe and Australia. Our ten-year strategy is to build a fleet of twenty ocean-going cargo ships, compliant to all international standards, with average load capacity between 3,000-5,000 DWT each. We plan on further expansion through the future development of a sea port in Vietnam that contains high-profit ancillary services such as a fuel depot, logistics outsourcing and warehousing.

Results of Operations for the Three Months Ended March 31, 2009 and 2008

Revenues for the three months ended March 31, 2009 were $1,849,130 compared to $372,002 for the three months ended March 31, 2008. We attribute the increase of $1,477,128 to the launching of a new vessel in the three months ended March 31, 2009 and 15% increase in transportation tariff compared to the same period last year.

Voyage expense for the three months ended March 31, 2009 was $772,711 compared to $117,757 for the three months ended March 31, 2008. We attribute the increase of $654,954 to the increase in the number of vessels operated in the three months ended March 31, 2009 and a rise in compensation policies compared to the same period last year.

Vessel operating expense for the three months ended March 31, 2009 was $212,441, compared to $189,825 for the three months ended March 31, 2008. We attribute the increase of $22,616 to the increase in the number of vessels operated in the three months ended March 31, 2009 and the increase in agent expenses and quay fees.

Rental expense for the three months ended March 31, 2009 was $525,423 compared to $294,716 for the three months ended March 31, 2008. We attribute the increase of $230,707 to the increase in the number of vessels operated in the three months ended March 31, 2009.

Selling, general and administrative expense for the three months ended March 31, 2009 was $299,660, compared to $19,386 for the three months ended March 31, 2008. We attribute the increase of $280,274 to the increase in the management and administration personnel to meet the Company’s expanding strategy.

Income tax expense for the three months ended March 31, 2009 was $1,231, compared to $0 for the three months ended March 31, 2008.

As a result of the foregoing, net income for the three months ended March 31, 2009 was $35,298, compared to a net loss of $243,068 for the three months ended March 31, 2008.

Liquidity and Capital Resources

As of March 31, 2009, cash and cash equivalents were $260,703, compared to $59,621 as of December 31, 2008.

The Company used cash of $287,966 in operating activities for the three months ended March 31, 2009 while generated cash of $ 394,807 in operating activities for the same period in 2008. The major reasons are a decrease in accounts payable and accrued liabilities and an increase in accounts receivable, partly offset by decrease in prepayments and other current assets.

There was no cash movements in investing activities for the three months ended March 31, 2009, compared to $1,710 of net cash used in investing activities for the same period in 2008.

During the three months ended March 31, 2009, the Company generated cash flows of $494,156 from financing activities, which was repayment from stockholders. During the three months ended March 31, 2008, the Company used cash flows of $175,534 from financing activities including $169,373 in repayment to stockholders.

We estimate that our operational expenses over the next twelve months will be approximately $17,393,258, consisting of vessel related expenses of $12,320,225 and Selling, general and administrative expenses of$5,073,033. We expect to meet such expenses through operating activities.

We estimate that our long term operational expenses will be approximately $1,449,438 a month, consisting of vessel related expenses of $ 1,026,685 and Selling, general and administrative expenses of $ 422,752. We anticipate that our long term capital needs will be met from operating activities.

During 2007, the Company contracted for the construction of 6 vessels in Vietnam with a combined carrying capacity of 45,600 deadweight tons in the aggregate value of approximately $66 million (equivalent to VND1,170,000,000,000), which is expected to be delivered between 2009 and 2010. As of March 31, 2009, the Company has available $260,703 cash and cash equivalents, which may not able to meet with such capital commitments. The Company plans to finance the construction of 6 newly-built vessels through the additional capital injection from its shareholders or external financing from the banks. However, there can be no assurance that the Company will be able to obtain sufficient funds to meet with its obligations on a timely basis towards the delivery of the vessels.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. These condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

Results of Operations for year ended December 31, 2008 and the period from June 11, 2007 (inception) to December 31, 2007

Revenues for the year ended December 31, 2008 were $3,816,461.

Operating expenses for the year ended December 31, 2008 were $3,427,892, consisting of voyage expense of $1,264,743 vessel operating expense of $579,369, rental expense to related parties of $1,472,947, and selling, general and administrative expense of $110,833.

Income tax expense for the year ended December 31, 2008 was $121,487.

As a result of the foregoing, net income for the year ended December 31, 2008 was $265,313.

Liquidity and Capital Resources

As of December 31, 2008, cash and cash equivalents were $59,621, compared to $18,297 as of December 31, 2007.

The Company generated cash of $663,684 in operating activities for the year ended December 31, 2008 while generated cash of $393,209 from operating activities for the period from June 11, 2007 (inception) to December 31, 2007. The major reasons are a decrease in accounts receivable and increase in inventory accounts payable and income tax payable.

In investing activities, the Company generated net cash of $ 501,720 for the year ended December 31, 2008, which was primarily repayment from shipyards on vessel building. During the period from June 11, 2007 (inception) to December 31, 2007, the Company used cash of $ 12,971,414 in investing activities, which was primarily payment to shipyards on vessel building.

During the year ended December 31, 2008, the Company used cash flows of $1,120,078 from financing activities, which included $1,155,929 of advances to a shareholder, $47,881 of repayment from related parties and $107,733 of payments on short-term borrowings, partly offset by proceeds of $95,703 from short-term borrowings. During the period from June 11, 2007 (inception) to December 31, 2007, the Company generated cash flows of $12,596,345 from financing activities, which included primarily proceeds from issuance of common stock, proceeds from short-term borrowings and advances from related parties.

Off-Balance Sheet Arrangements

During 2007, the Company contracted with two unaffiliated shipyards, Dai Duong Joint Stock Ocean Transportation Company and Hai Ha Road and Water Transport Company Limited, respectively, for the construction of 6 vessels in Vietnam. The total cost of the contracts for 6 vessels was approximately $66 million (equivalent to VND1,170,000,000,000). These vessels are expected to be delivered between 2010 and 2011.

As of March 31, 2009, the Company has the aggregate future minimum payments of $53,645,315 to the shipyards in the next 12 months.

Item 3.

Properties

Our principal executive offices are located at 253 Khuong Viet St, Phu Trung Ward, Tan Phu Dist., Ho Chi Minh City, Vietnam. The offices are owned by Mr. Nguyen Quoc Khanh, Chairman of the Company. We do not pay rent for use of the offices. We believe that our properties are adequate for our current and immediately foreseeable operating needs.

Item 4.

Security Ownership of Certain Beneficial Owner and Management

The following table sets forth certain information, as of August 5, 2009 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Directors and Officers:
Nguyen Quoc Khanh	7,016,442	56.1%
Nguyen Van Van	179,178	1.4%
Nguyen Thuy The Ha	179,178	1.4%
All officers and directors as a group (3 persons)	7,374,798	59.0%
Gary B. Wolff 488 Madison Avenue, Suite 100 New York, NY 10017	1,508,064	12.1%
GCND, Inc.(3) PO Box 540 Ridge, NY 11961	1,508,064	12.1%
S. Craig Barton 2913 Eagle Lake Drive Pearland, TX 77581	1,500,000	12.0%

* Less than 1%

(1)

Except as otherwise indicated, the address of each beneficial owner is Khuong Viet St, Phu Trung Ward, Tan Phu Dist., Ho Chi Minh City, Vietnam .

(2)

Applicable percentage ownership is based on 12,497,000 shares of common stock outstanding as of August 5, 2009 (not including 15,903,000 shares held in escrow pursuant to the Escrow Agreement), together with securities exercisable or convertible into shares of common stock within 60 days of August 5, 2009 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 5, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

K. Ivan F. Gothner has sole voting and investment power for all shares held by GCND, Inc.

Item 5.

Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors following the Initial Acquisition of Trai Thien.

Name	Age	Position
Nguyen Quoc Khanh	36	Chairman
Haley Manchester		Chief Executive Officer/Director (1)
Nguyen Van Thong	58	Chief Financial Officer/Director (1)
Nguyen Thuy The Ha	36	Director (1)
Lori Laney	38	Director (1)

(1) Lori Laney will also resign as the sole director of the Company, upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the directors of Trai Thien, consisting of Nguyen Quoc Khanh, Nguyen Thuy The Ha, Nguyen Van Thong, and Haley Manchester will be elected directors of the Company, effective upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nguyen Quoc Khanh, Director

Nguyen Quoc Khanh has been General Director of Trai Thien since 2007 and Chairman of the Company since the closing of the Initial Acquisition in July 2009. From 2003 to 2007 Mr. Khanh was Director of Khanh Ha Company Limited, a transportation company. Mr. Khanh received the Bachelor of Economics from Economics University of Ho Chi Minh City in 1996.

Haley Manchester, Chief Executive Officer

Haley Manchester was appointed as Chief Executive Officer of the Company upon the closing of the Initial Acquisition. He will be appointed as a director upon the Company’s meeting its information obligations under the Exchange Act. He has been the Sales & Distribution Director of Impac Holdings/ Best Buy Co. Ltd., in Ho Chi Minh City, Vietnam since November, 2004 to present. From May 2000 to October 2004, he worked for Vinam Co Ltd. In Ho Chi Minh City, Vietnam as General Manager.

In 1991, Mr. Manchester received the M.A Economics specializing in Finance from Trinity College, Hartford, CT, USA. In 1987, he graduated from Gettysburg College in Gettysburg, PA, USA, with a B.A in Economics.

Nguyen Van Thong, Chief Financial Officer

Nguyen Van Thong has been Chief Financial Officer of Trai Thien since 2007 and Chief Financial Officer of the Company since the closing of the Initial Acquisition in July 2009. Since 2003 Mr. Thong has been Chief Accountant of Quang Trung, a software company.

Mr. Thong received Bachelor of Finance and Accounting from Economics University of Ho Chi Minh city in 1986. He graduated from the same university as a Bachelor of Business Management in 1992.

Nguyen Thuy The Ha, Director

Nguyen Thuy The Ha has been Vice Director of Trai Thien since 2007 and a will be appointed as a Director of the Company upon the Company’s meeting its information obligations under the Exchange Act. From 2003 to 2007 Ms. Ha was a Director Assistant of Khanh Ha Company Limited, a transportation company. Ms. Ha received Bachelor of Economics from Economics University of Ho Chi Minh city in 1996.

Lori Laney, Director

Lori Laney will resign as a director of the Company effective upon the Company’s meeting its information obligations under the Exchange Act.

Lori Laney received her BA from Brigham Young University in 1993. She is a licensed real estate agent in Idaho from 2005 to the present and a real estate agent with Windermere Real Estate/Capital Group in Eagle Idaho and part time sales agent. Ms. Laney also served as copy editor for Utah Valley Magazine from March 2005 to September 2006. Ms. Laney served as the Company’s sole officer and director from March 2009 to the closing of the Initial Acquisition in July 2009.

Item 6.

Executive Compensation

The following table sets forth all compensation paid in respect of our Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year for our last two completed fiscal years. No other officer of ours received compensation in excess of $100,000 for either of our last two completed fiscal years.

Develocap’s sole officer did not receive any compensation from Develocap during Develocap’s last 2 completed fiscal years.

The Company Officers and Directores did not receive compensation in excess of $100,000 per year for our last two completed fiscal years.

Employment Agreements

We are not party to any employment agreements.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards as of the end of our last completed fiscal year.

Director Compensation

No director of Trai Thien received any compensation for services as director during out last completed fiscal year.

No director of Develocap received any compensation for services as director during its last completed fiscal year.

Item 7.

Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

We operate out of office space located at 253 Khuong Viet St, Phu Trung Ward, Tan Phu Dist., Ho Chi Minh City, Vietnam provided to us by Mr. Nguyen Quoc Khanh, Chairman of the Company, at no cost.

During its last completed fiscal year, Develocap operated out of office space located at provided to it by its sole officer and director at no cost.

Director Independence

Our sole director, Lori Laney, is not independent as defined under the Nasdaq Marketplace Rules. Ms. Laney will resign as the sole director of the Company, upon the Company’s meeting its information obligations under the Exchange Act, and will be replaced by the directors of Trai Thien.

Item 8.

Legal Proceedings

We are not party to any legal proceedings.

Item 9.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

There is currently no market for our common stock.

As of July 31, 2009, there were 21 holders of record of the Company’s common stock.

The Company does not currently have any shares of common stock reserved for issuance.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not currently have an equity compensation plan.

Item 10.

Recent Sales of Unregistered Securities

Pursuant to and upon the Initial Closing of the Share Exchange Agreement, on July 31, 2009, the Company issued to the Trai Thien Shareholders an aggregate of 7,497,000 shares of its common stock in exchange for 49% of the outstanding capital of Trai Thien and placed an aggregate of 15,903,000 shares of its common stock in escrow pending the approval and registration of the acquisition of the remaining 51% of the outstanding capital of Trai Thein.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The shares issued pursuant to Regulation S were issued in an “offshore transaction” as defined in, and pursuant to, Rule 902 under the Securities Act on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

Item 11.

Description of Securities

The Company’s authorized capital stock consists of 99,000,000 shares of common stock at a par value of $0.001 per share and 1,000,000 shares of preferred stock at a par value of $0.001 per share. As of August 5, 2009, there were 12,497,000 shares of the Company’s common stock issued and outstanding (not including 15,903,000 shares held in escrow pursuant to the Escrow Agreement) that are held by 21 stockholders of record. No shares of preferred stock have been issued.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Item 12.

Indemnification of Directors and Officers

The Company’s Articles of Incorporation provide that the Company shall indemnify directors and officers to the fullest extent permitted by the laws of the state of Nevada as set forth in Nevada Revised Statutes (NRS) Chapter 78. The Company’s Articles of Incorporation also provide that a director of the Company shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under Nevada Law as the law exists or may be amended in the future.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 13.

Financial Statements

Reference is made to the filings by Develocap on Form 10-K and 10-Q for Develocap’s financial statements.

The financial statements of Trai Thien begin on Page F-1.

Item 14.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 3.02

Unregistered Sales of Equity Securities

See Item 2.01.

Item 5.01

Changes in Control of Registrant.

See Item 2.01.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.06

Change in Shell Company Status.

See Item 2.01.

Item 9.01

Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Exhibit 99.1 - Audited financial statements of Trai Thien Sea Transport Investment and Development Joint Stock Company for the year ended December 31, 2008 and for the period from June 11, 2007 (inception) to December 31, 2007.

Exhibit 99.2 - Unaudited financial statements of Trai Thien Sea Transport Investment and Development Joint Stock Company for the three months ended March 31, 2009 and 2008.

(b)	Pro Forma Financial Information.

Exhibit 99.3 - Pro forma combined financial statements of the Registrant and Trai Thien Sea Transport Investment and Development Joint Stock Company, as of and for the three months ended March 31, 2009 and the year ended December 31, 2008.

(c) Shell company transactions. See (a) and (b) of this Item 9.01

(d) Exhibits

Exhibit Number	Description

10.1	Share Exchange Agreement, dated as of March 31, 2009 among Develocap, Inc., the Persons listed on Exhibit A thereto, the Persons listed on Exhibit B thereto, and Trai Thien

10.2	Amendment No. 1 to Share Exchange Agreement, dated July 31, 2009, among Develocap, Inc., the Persons listed on Exhibit B thereto, and Trai Thien

10.3	Escrow Agreement, dated July 31, 2009, among Develocap, Inc., the Persons listed on Exhibit A thereto, Trai Thien, and Sichenzia Ross Friedman Ference LLP, as escrow agent

10.4	Management Services Agreement dated July 31, 2009 among Develocap, Inc. and Trai Thien

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOCAP, INC.

Dated: August 6, 2009

By: /s/ Nguyen Quoc Khonh

Name:  Nguyen Quoc Khonh

Title: Chairman